                                                                EXHIBIT 10.16(l)


                          LIST OF WARRANT CERTIFICATES

        Certificate                     Registered               Number of
           Number                         Holder                   Shares
           A-33                         Muico & Co.                9,022
           A-34                         Muico & Co.                1,646
           A-35                         Muico & Co.                3,932
           A-36                         Muico & Co.                5,715
           A-37                         Muico & Co.                5,806
           A-38                         Muico & Co.               17,739
           A-39                         Muico & Co.               91,864
           A-40                         Muico & Co.               14,142
           A-41                         Muico & Co.                2,545
                                                                 -------

                                                      Total      152,411

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPTION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144(K) OR RULE 144A UNDER SUCH ACT.



No. A-41
                          CINEMARK MEXICO (USA), INC.
                        COMMON STOCK WARRANT CERTIFICATE

                Warrant to purchase 2,545 shares of Common Stock


     THIS CERTIFIES that, for value received, Muico & Co., or its registered successors and assigns, is the owner of 2,545 Warrants, each of which permits the owner thereof to purchase from CINEMARK MEXICO (USA), INC., a Texas corporation (herein called the "Company"), at any time or from time to time immediately preceding the occurrence of a Triggering Event, as that term is defined in the Indenture dated as of July 30, 1993 among the Company, Cinemark de Mexico, S.A. de C.V., a corporation organized under the laws of the United Mexican States (the "Guarantor"), and United States Trust Company of New York, as Trustee, but in any event no later than 5:00 p.m., New York time on the Expiration Date (as defined below), one share of common stock, par value $.OO1 per share, of the Company (the "Common Stock") at an initial exercise price per share equal to one cent ($0.01), subject to adjustment from time to time pursuant to the provisions of Section 2 hereof (the "Exercise Price"). For purposes of this Warrant Certificate, the term "Common Shares" shall mean the class of capital stock of the Company designated as Common Stock in the Company's Articles of Incorporation, as in effect on the date hereof, and any other class of capital stock of the Company resulting from successive changes or reclassification of the Common Stock.

1.   Exercise of Warrants.

     1.1 Cash Exercise. The Warrants evidenced hereby may be exercised at any time after a Triggering Event and before February 1, 2005 (the "Expiration Date") by the registered holder hereof, in whole or in increments of no less than 1,000 Warrants, by the surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Company), at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at such holder's last address appearing on the books of the Company) and upon payment to the Company by a check payable to the order of the Company for the Exercise Price for each Warrant exercised. The certificate(s) for such Common Shares shall be delivered to the registered holder hereof within a reasonable time, not exceeding ten (10) days, after Warrants evidenced hereby shall have been so exercised and a new Warrant Certificate evidencing the number of Warrants, if any, remaining unexercised shall also be issued to the registered holder within such time unless such Warrants have expired. The holder of the Warrants evidenced by this certificate shall have all the rights of a holder of Common Shares to be issued upon exercise of the Warrants when such Warrant holder tenders payment of the Exercise Price to the Company along with this Warrant Certificate duly endorsed in accordance with this Section 1. No fractional Common Shares of the Company, or scrip for any such fractional shares, shall be issued upon the exercise of any Warrants; but the holder hereof shall be entitled to cash equal to such fraction multiplied by the then effective Exercise Price.

     1.2  Net Issue Exercise.

          (a) In lieu of exercising this Warrant, the holder hereof may elect to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the holder hereof a number of shares of the Company's Common Stock computed using the following formula:

                                 X = Y (A - B)
                                     ---------
                                        A

Where     X -  The number of shares of Common Stock to be issued to holder.

          Y - The number of shares of Common Stock purchasable under this Warrant.

          A -  The fair market value of one share of the Company's Common
               Stock.

          B -  Exercise Price (as adjusted to the date of such calculations).

          (b) For purposes of this Section, fair market value of the Company's Common Stock shall mean the average of the closing bid and asked prices of the Company's Common Stock quoted in the over-the-counter market summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the ten trading days prior to the date of determination of fair market value. If the Common Stock is not traded over-the-counter or on an exchange, the fair market value shall be determined in good faith by the Board of Directors of the Company with the approval of the holder of this Certificate, which approval shall not be unreasonably withheld or delayed. If the fair market value of the Common Stock is to be determined on a date preceding, but in contemplation of, a public offering of shares of the Common Stock, the fair market value shall be the price at which such shares of Common Stock are sold to the public in such public offering.

2. Adjustment in Exercise Price and Number of Shares. The Exercise Price per Warrant shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price pursuant to Sections 2.2 or 2.3 hereof, the holder of this Warrant shall thereafter be entitled to purchase at the Exercise Price resulting from such adjustment, the number of shares obtained by dividing (1) the product of (x) the number of shares purchasable pursuant hereto immediately prior to such adjustment and (y) the Exercise Price immediately preceding such adjustment by
(2) the Exercise Price resulting from such adjustment.

     2.1  Issuance of Additional Shares.

          (a) Special Definitions. For purposes of this Section 2.1, the following definitions shall apply:

               (i) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               (ii) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock or convertible into or exchangeable for securities convertible into or exchangeable for Common Stock.

               (iii) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to subsection 2.1(c), deemed to be issued) by the Company after the date hereof other than shares of Common Stock issued or issuable at any time:

                      (A) Pursuant to any Warrants issued and sold pursuant to the Purchase Agreement dated as of July 30, 1993, among the Company, the Guarantor and said Purchasers (the "Original Purchase Agreement");

                      (B) Pursuant to any Warrants issued to the purchaser of up to $2,000,000 in aggregate principal amount of the Company's 12% Series A Senior Subordinated Notes due 2003 as provided for in Section 2.1.3 of the Original Purchase Agreement;

                      (C) Pursuant to any Warrants issued and sold pursuant to the Purchase Agreement dated as of August 30, 1995, among the Company and said Purchasers (the "Second Purchase Agreement");

                      (D) Pursuant to a stock option, stock bonus or other employee or nonqualified stock plan or plans approved by the Board of Directors of the Company, for up to 10% of the Common Stock of the Company; or

                      (E) As the result of any event for which adjustment is provided pursuant to Sections 2.2 or 2.3 hereof.

          (b) No Adjustment of Exercise Price. No adjustment in the applicable Exercise Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Exercise Price in effect on the date of, and immediately prior to, such issue.

          (c) Deemed Issue of Additional Shares of Common Stock - Options and Convertible Securities. Except as provided in Sections 2.1(a) or 2.1(b) hereof, in the event the Company at any time or from time to time after the date hereof shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be the number of Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.1(f) hereof) of such Additional Shares of Common Stock would be less than the applicable Exercise Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued,

                      (A) no further adjustment in the applicable Exercise Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                      (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                      (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if,

                          (1)  in the case of Convertible Securities or Options
for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities whether or not converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                          (2)  in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                      (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the applicable Exercise Price to an amount which exceeds the lower of (i) the applicable Exercise Price immediately prior to the original adjustment, or (ii) the applicable Exercise Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

          (d) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.1(c)) for a consideration per share less than the applicable Exercise Price of the Warrant in effect on the date of and immediately prior to such issue, then and in such event, the applicable Exercise Price shall be reduced, concurrently with such issue, to the price (calculated to the nearest cent) at which such Additional Shares of Common Stock are issued.

          (e) Alternative Adjustment of Exercise Price. Notwithstanding the provisions of Section 2.1(d) above, if the preferences, voting powers, qualifications and special or relative rights or privileges of any other class or series of the Company's capital stock provide that the conversion rate for such other class or series of the Company's capital stock shall be adjusted in accordance with a method or formula which, if applied to the adjustment of the Exercise Price, would result in a lower Exercise Price, then the Exercise Price shall be adjusted in accordance with such other method or formula, rather than in accordance with Section 2.1(d).

          (f) Determination of Consideration. For purposes of this Section 2.1, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (i)    Cash and Property: Such consideration shall:

                      (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                      (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

                      (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

               (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.1(c), relating to Options and Convertible Securities, shall be determined by dividing

                      (A) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                      (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options or the conversion or exchange of such Convertible Securities.

     2.2 Stock Dividends. If and whenever at any time the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in Common Shares or securities convertible into or exercisable for Common Stock, the number of Common Shares to be obtained upon exercise of this Warrant shall be proportionately adjusted to reflect the issuance of any such securities issuable in payment of such dividend or distribution.

     2.3 Subdivision or Combination of Stock. If and whenever the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Shares of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

     2.4 Recapitalizations. If at any time or from time to time there shall be any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's property to another corporation (any such event being referred to herein as a "recapitalization") provision shall be made so that the holders of the Warrants shall thereafter be entitled to receive upon exercise of the Warrants the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Shares deliverable upon exercise would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of the holders of the Warrants after the recapitalization to the end that the provisions of this Subsection 2 (including adjustment of the Exercise Price then in effect and the number of shares for which the Warrants may be exercised) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

3. Company to Provide Stock. The Company covenants and agrees that all the Common Shares which may be issued upon the exercise of the Warrants evidenced hereby upon the due exercise, including the receipt by the Company of the aggregate Exercise Price for all Warrants exercised, will be duly authorized, validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof to the registered holder hereof other than those which the Company shall promptly pay or discharge. The Company further covenants and agrees that during the period within which the Warrants evidenced hereby may be exercised, the Company will at all times reserve such number of shares of Common Stock as may be sufficient to permit the exercise in full of the Warrants hereby.

4. Other Notices. If any time prior to the Expiration of the Warrants evidenced hereby:

          (a) The Company shall declare any dividend on the Common Shares payable in shares of capital stock of the Company; or

          (b) The Company shall authorize the issue of any options, warrants or rights pro rata to all holders of Common Shares entitling them to subscribe for or purchase any shares of stock of the Company or to receive any other rights; or

          (c) The Company shall authorize the distribution pro rata to all holders of Common Shares of evidences of its indebtedness or assets (including cash dividends or distributions paid out of retained earnings or retained surplus); or

          (d) There shall occur any reclassification of the Common Shares, or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock) or a sale or transfer to another corporation of all or substantially all of the properties of the Company; or

          (e) There shall occur the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

then, and in each of such cases, the Company shall mail to the registered holder hereof at its last address appearing on the books of the Company, as promptly as practicable but in any event at least twenty days prior to the applicable record date (or determination date) mentioned below, a notice stating, to the extent such information is available, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up.

5. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant, and in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, unless the Company has received notice that any such Warrant has been acquired by a bona fide purchaser, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor; provided, however, if any Warrant of which the original holder of this Warrant, its nominee, or any of its affiliates is the registered holder (but not any transferee of such original holder) is lost, stolen or destroyed, the affidavit of the President, Vice President, Treasurer, Secretary, or Clerk, of the registered holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnity bond or other security shall be required as a condition to the execution and delivery by the Company of a new Warrant in replacement of such lost, stolen or destroyed Warrant other than the registered holder's written agreement to indemnify the Company.

6. Registered Holder. The registered holder of this Warrant Certificate, (the "Holder"), shall be deemed the owner hereof and of the Warrants evidenced
hereby for all purposes.    The registered holder of this Warrant Certificate
shall not be entitled by virtue of ownership of this Warrant Certificate to any rights whatsoever as a shareholder of the Company.

7. Amendments and Waivers. Any provision in this Warrant Certificate to the contrary notwithstanding, changes in or additions to this Warrant Certificate may be made and compliance with any covenant or provision herein set forth may be omitted or waived if the Company shall obtain consent thereto in writing from persons holding or having the right to acquire an aggregate of at least a majority of the aggregate of the Warrants issued and then outstanding pursuant to the Purchase Agreement dated as of August 30, 1995 among the Company and the Purchasers and shall, in each such case, deliver copies of such consent in writing to any holders who did not execute the same.

8. Transfer. (a) This Warrant Certificate and the Warrants evidenced hereby may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless and until:

               (i) There is then in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering such proposed disposition and such disposition is made in accordance with such registration statement and all applicable state securities laws; or

               (ii) (A) The transferor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such transferor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act and that all requisite action has been or will, on a timely basis, be taken under any applicable state securities laws in connection with such disposition; and

               (iii) The proposed transferee shall have agreed in writing to be bound by the terms and provisions of this Section 8.

           (b) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer to a partner, former partner, subsidiary, shareholder or affiliate of such transferor if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were an original holder of this Warrant Certificate or for transfers pursuant to Rule 144 or 144A promulgated under the Securities Act.

9.   Offer to Purchase Warrants By Company.

          (a) If no Triggering Event, as defined in the Indenture, has occurred prior to August 1, 1998, on that date the Company shall:

               (i) offer to repurchase for cash all Warrants at the Redemption Price (as defined in Section 10 hereof); or

               (ii) on the last business day of each of January, 2000, January, 2001 and January, 2002 offer to repurchase for cash one-third of the aggregate number of Warrants outstanding on the last business day of January, 2000, January, 2001 and January, 2002 at the Redemption Price in effect on each of January, 2000, January, 2001 and January 2002.

          (b) Written notice of the Company's offer to purchase the Warrants pursuant to Section 9(a)(i) or (ii) shall be sent by first-class U.S. mail, postage-prepaid, certified or registered mail, return receipt requested, to each Holder at its address as the same shall appear on the warrant register of the Company within twenty days of the relevant offer date (the "Call Notice"). On or before the acceptance date indicated in the Call Notice, the Holder shall deliver the Warrant to the Company. Such Warrant, if required, shall be properly stamped for transfer and accompanied by proper instruments of assignment and transfer duly executed in blank, with all signatures appropriately guaranteed by a national bank or a firm which is a member of the New York Stock Exchange, Inc. The Redemption Price shall be paid to the Holder on the later to occur of (i) the date fixed as the acceptance date or (ii) the fifth day following the determination of the Redemption Price pursuant to
Section 10(d).

          (c) If no Triggering Event, as defined in the Indenture, has occurred prior to February 1, 2000, and either (i) there exists a Default in the payment of interest or principal on the Notes, all as defined in the Indenture, or (ii) the Company is prohibited by law or by agreement from repurchasing the Warrants pursuant to Section 9(a) hereof, the Warrants shall be immediately exercisable and, pursuant to the Warrant Registration Rights Agreement dated as of July 30, 1993, as amended, among the Company and the Purchasers, the Company shall use its reasonable efforts to cause a Registration Statement to be filed and declared effective in respect of the Common Shares to be issued upon exercise of the Warrants.

     10.  Redemption of Warrants.

          (a) Subject to the limitations set forth below, at any time and from time to time after January 31, 1998 the Company shall have the right to redeem in whole or in part outstanding Warrants at their fair market value (the "Redemption Price") as determined pursuant to Section 10(d) hereof.

          (b) The right of redemption set forth in Section 10(a) shall be exercisable upon not less than ninety (90) days prior written notice (the "Redemption Notice") sent by first-class U.S. mail, postage-prepaid, certified or registered mail, return receipt requested, to the Holder at its address as the same shall appear on the warrant register of the Company. After the sixtieth day following the receipt by any Holder of a Redemption Notice, all rights of the Holder in the Warrant, except the right to receive the Redemption Price, shall cease and terminate and the Warrant shall no longer be deemed outstanding, and, in such event, the Holder shall, on or before the redemption date, deliver to the Company the Warrant Certificate. Such Warrant Certificate, if required, shall be properly stamped for transfer and accompanied by proper instruments of assignment and transfer duly executed in blank, with all signatures appropriately guaranteed by a national bank or a firm which is a member of the New York Stock Exchange, Inc. If the Holder shall fail to tender its Warrant Certificate as provided in this subsection, the Company shall have the right to cancel such Warrant Certificate upon its books and, upon receipt of a reasonable and customary indemnity, pay to the Holder the Redemption Price
for such Warrant Certificate.    The Warrant Certificate so cancelled shall for
all purposes be considered to have been redeemed as provided herein.    The
Redemption Price shall be paid in cash on the later to occur of (i) the date fixed in the Redemption Notice as the redemption date by the Company (which shall be not earlier than the ninetieth nor later than the one hundred twentieth day following the date of such Redemption Notice) or (ii) the fifth business day following the determination of the Redemption Price pursuant to
Section 10(d).

          (c) Up to the sixtieth day following the receipt by any Holder of a Redemption Notice, the Holder may exercise the Warrant or transfer the Warrant to a third party.

          (d) The Redemption Price shall be determined by an independent appraiser mutually acceptable to the Holders of 66 2/3% of the Warrants that are the subject of the Redemption Notice or Call Notice, as the case may be (the "Majority Holders"), and the Company. In the event the Majority Holders and the Company cannot agree upon an independent appraiser within sixty-five
(65) days after receipt of the Redemption Notice or Call Notice, as the case may be, by the Majority Holders, the Majority Holders and the Company each shall, within seventy (70) days after the Majority Holders have received the Redemption Notice or Call Notice, as the case may be, appoint an appraiser to determine the Redemption Price. Each party shall furnish the other party hereto with written notice of the name, address and telephone number of such appraiser. The failure of any party entitled to appoint an appraiser to make such appointment within such five (5) day period shall constitute a waiver of such party's right to appoint an appraiser and the determination of the other party's appraiser shall be deemed to be the Redemption Price. If within fifteen (15) days after the date on which last appraiser was appointed, the two appraisers are able to agree upon the Redemption Price, or arrive at appraisals which do not differ from one another by more than 5% of the greater of those appraisals, the Redemption Price shall be the amount agreed upon or the average of the two appraisals. If within such fifteen (15) day period the two appraisers are unable so to agree upon the Redemption Price or so to arrive at appraisals to be averaged, a third independent appraiser shall, within five (5) days after the expiration of such fifteen (15) day period, be chosen by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the New York City office of the following firms (or their successor firms), which shall choose the third appraiser in the following order of priority, provided that such firm has not, for the prior three years, rendered professional services to either the Company or the Holder:

     (1)  Arthur Andersen & Co.
     (2)  Coopers & Lybrand
     (3)  Ernst & Young
     (4)  Price Waterhouse & Co.
     (5)  Deloitte & Touche
     (6)  KPMG Peat Marwick

The appraisal by such third appraiser of the Redemption Price shall be announced within twenty (20) days after the selection of such third appraiser and shall be the Redemption Price, binding and conclusive on the Company and the holders of all Warrants subject to the Redemption Notice or Call Notice, as the case may be. If the Company and the Majority Holders agree as to one independent appraiser, the fees and other costs of such appraiser shall be paid one-half by the Company and one-half by the Majority Holders of all Warrants subject to the Redemption Notice or the Call Notice, as the case may be. If the Company and the Majority Holders cannot agree as to one independent appraiser, the fees and other costs of each of the first two (2) appraisers shall be borne by the party appointing such appraiser, and the fees and other costs of the third appraiser shall be paid one-half by the Company and one- half by the Majority Holders of all Warrants subject to the Redemption Notice or the Call Notice, as the case may be. No discount for any lack of liquidity of the Common Stock underlying the Warrants will be applied by any appraiser in determination of the Redemption Price.

     IN WITNESS WHEREOF, CINEMARK MEXICO (USA), INC. has caused this Warrant Certificate to be signed by a duly authorized officer under its corporate seal, and this Warrant Certificate to be dated August 30, 1995.



                               CINEMARK MEXICO (USA), INC.


                               By: /s/ Jeffrey J. Stedman
                                   -----------------------              -
                               Name: Jeffrey J. Stedman
                               Title:    Vice President





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